Exhibit 10.19

PHILLIPS-VAN HEUSEN CORPORATION

2003 STOCK OPTION PLAN

OPTION CERTIFICATE

This Certificate, when executed by a duly authorized officer of Phillips-Van Heusen Corporation (the "Company"), describes an Option to purchase shares of the Common Stock of the Company under the terms of the 2000 Stock Option Plan, as adopted by the Company's Board of Directors and approved by the Company's stockholders (as the same may from time to time be amended, the "Plan"), granted to the Optionee named herein.

1.

Optionee:   «FIRST»  «LAST»

2.

Number of shares of Common Stock subject to Option:  «NUMBER»

3.

Option Price Per Share:  «PRICE»

4.

Date of Grant:  «GRANT DATE»

5.

Expiration Date of Option:  «10 YEARS FROM DATE OF GRANT »

6.

This Option is:

______________   An Incentive Stock Option

______________   A Non-Qualified Stock Option

7.

Does Optionee have the right to tender shares of the Common Stock in payment of all or a portion of the Option Price?

Yes  _______________

No  _________________

This Option is subject to, and governed by, all of the terms of the Plan, including the provisions with respect to acceleration and early termination.  Terms defined in the Plan are used in this Certificate as so defined.

This Option shall vest and become exercisable in four equal cumulative annual installments, commencing on the first anniversary of the Date of Grant.

This Certificate is not a security and does not represent the Option described herein.  Certain terms of the Option, including the exercise price and the number of shares of Common Stock subject to the Option, may change as provided in the Plan or as a result of a partial exercise of the Option.  The actual exercise price and number of shares of Common Stock subject to the Option are as reflected on the books and records of the Company on the relevant date.  Neither this Certificate nor the Option represented hereby are assignable or transferable by the Optionee except as otherwise permitted under the Plan.

PHILLIPS-VAN HEUSEN CORPORATION

BY:

_____________________________________________

CHAIRMAN AND CHIEF EXECUTIVE OFFICER